EXHIBIT 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 30, 2007, is entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent for the persons designated in the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, “Agent”), and INFOCUS CORPORATION, an Oregon corporation (“Borrower”).

RECITALS

A.            Borrower, Agent and the Lenders have previously entered into that certain Credit Agreement dated as of October 25, 2004, as amended by that certain First Amendment to Credit Agreement, Security Agreement and Waiver, dated as of December 3, 2004, that certain Second Amendment to Credit Agreement, dated as of December 13, 2004, that certain Third Amendment to Credit Agreement and Waiver dated May 6, 2005, that certain Fourth Amendment to Credit Agreement, Second Amendment to Security Agreement and Waiver dated November 4, 2005, that certain Fifth Amendment to Credit Agreement dated as of June 7, 2006, that certain Sixth Amendment to Credit Agreement and Waiver dated as of October 25, 2006, that certain Seventh Amendment to Credit Agreement and Waiver dated as of February 6, 2007, and that certain Eighth Amendment to Credit Agreement dated as of March 28, 2007 (as so amended or otherwise modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.            The Lenders, Agent and Borrower now wish to further amend the Credit Agreement on the terms and conditions set forth herein.

C.            Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any member of the Lender Group’s rights or remedies set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Credit Agreement.

(a)	Section 2.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)	Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each

Lender agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.”

(b)	Clause (y) of Section 2.12(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(y)	the Letter of Credit Usage would exceed $15,000,000, or”

(c)	Clause (z) of Section 2.12(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(z)	the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.”

(d)	The first sentence of Section 3.3 of the Credit Agreement is hereby amended and restated to read as follows:

“This Agreement shall continue in full force and effect for a term ending on February 28, 2008 (the
“Maturity Date”).”

(e)	Section 6.16(a)(i) of the Credit Agreement is hereby amended and restated to read as follows:

“(i)	Minimum EBITDA. EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$1,200,000	For the 3 month period ending December 31, 2004
$2,100,000	For the 6 month period ending March 31, 2005
$(29,250,000)	For the 9 month period ending June 30, 2005
$(38,500,000)	For the 12 month period ending September 30, 2005
$(92,500,000)	For the 12 month period ending December 31, 2005
$(80,500,000)	For the 12 month period ending March 31, 2006
$(61,500,000)	For the 12 month period ending June 30, 2006
$(31,000,000)	For the 12 month period ending September 30, 2006
$(5,350,000)	For the 3 month period ending December 31, 2006
$(11,100,000)	For the 3 month period ending March 31, 2007
$(7,400,000)	For the 3 month period ending June 30, 2007

$(5,300,000)	For the 3 month period ending September 30, 2007
$1,300,000	For the 3 month period ending December 31, 2007”

(f)            The defined term “Availability Block” set forth in Schedule 1.1 to the Credit Agreement, and all other references to such term in the Credit Documents, are hereby deleted.

(g)           The defined term “Maximum Revolver Amount” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Maximum Revolver Amount’ means $15,000,000.”

(h)           Schedule C-1 to the Credit Agreement is hereby deleted and replaced with Schedule C-1 attached to this Amendment.

2.             Amendment Fee.  In consideration of the agreements set forth herein, Borrower agrees to pay to Agent, for the benefit of the Lenders, a non-refundable amendment fee in the amount of $35,000 (the “Amendment Fee”), which fee is fully-earned as of and due and payable on the date of this Amendment.

3.             Effectiveness of this Amendment.  Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.

(a)           Executed Amendment.  This Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Payment of Amendment Fee.  The Amendment Fee, which fee may be paid as a charge to Borrower’s Loan Account.

(c)           Representations and Warranties.  The representations and warranties contained herein shall be true and correct as of the date hereof.

(d)           Other Documents and Legal Matters.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded.

4.             Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby and by any amendments thereto referenced herein) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Loan Document (as amended or modified hereby) are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  After giving effect to this Amendment, the representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e)           No Default.  No event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)            No Duress.  This Amendment has been entered into without force or duress, of the free will of Borrower.  Borrower’s decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

(g)           Counsel.  Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith and therewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

5.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lender Group.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

8.             Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9.             Estoppel.  To induce Agent and Lender Group to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against any member of the Lender Group with respect to the Obligations.

10.           Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.           Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.           Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any of the Lenders to waive any of their rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

INFOCUS CORPORATION,
an Oregon corporation

By:	/s/ Joseph O’Sullivan
Name: Joseph O’Sullivan
Title: Acting Chief Operating Officer

WELLS FARGO FOOTHILL, INC.,
a California corporation,
as Agent and a Lender

By:	/s/ Thomas Forbath
Name: Thomas Forbath
Title: Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Foothill, Inc.	$15,000,000	$15,000,000

All Lenders	$15,000,000	$15,000,000